AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                       SHOPPING SHERLOCK, INC., (Florida)

                       SHOPPING SHERLOCK, INC., (Delaware)

                                       AND

                           SHOPPING ACQUISITION CORP.

                            Dated as of May 17, 1999

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is dated for reference as of May 17, 1999 by and among Shopping Sherlock, Inc., a Delaware corporation ("DelawareCo"), Shopping Sherlock, Inc., a Florida corporation ("FloridaCo"), and Shopping Acquisition Corp., a Delaware corporation ("Sub").

     The parties agree as follows:

     1. THE MERGER.

          1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, Sub shall be merged into DelawareCo (the "Merger), the separate corporate existence of Sub shall cease and DelawareCo shall continue as the surviving corporation and as a wholly-owned subsidiary of FloridaCo. The surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

          1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Section 6, at the offices of 618 - 688 West Hastings Street, Vancouver, British Columbia, unless another place or time is agreed to in writing by FloridaCo and DelawareCo. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger (or like instrument) in the form attached hereto as Exhibit A with the Secretary of State of the State Delaware (the "Merger Articles"), in accordance with the applicable provisions of Delaware law (the time of acceptance by the Secretary of State of the State of Delaware of such filing being referred to herein as the "Effective Time").

          1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Sub and DelawareCo shall vest in the Surviving Corporation, and all debts, liabilities and duties of Sub and DelawareCo shall become the debts, liabilities and duties of the Surviving Corporation.

          1.4 Articles of Incorporation, Bylaws. As of the Effective Time, the Certificate of Incorporation and Bylaws of DelawareCo shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

          1.5 Directors and Officers. Directors of the Surviving Corporation immediately after the Effective Time shall be the directors of FloridaCo immediately prior to the Effective Time, each to hold the office in accordance with the provisions of applicable laws and the Bylaws of the Surviving Corporation, until their successors are duly qualified and elected. The officers of Surviving Corporation immediately after the Effective Time shall be the officers of FloridaCo immediately prior to the Effective Time, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation.

          1.6 Conversion of DelawareCo Common Stock.

               (a) At the Effective Time, each share of DelawareCo Common Stock, par value $0.01 per share ("DelawareCo Common Stock"), upon the terms and subject to the conditions set forth below shall be converted automatically into 20,000 shares (the "Exchange Ratio") of FloridaCo Common Stock par value $0.001 per share ("FloridaCo Common Stock"). Each share of FloridaCo Common Stock to be delivered under this Agreement shall be valued at US$ 1.00 per share.

               (b) The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into FloridaCo Common Stock or DelawareCo Common Stock), reorganization, recapitalization or other like charge with respect to FloridaCo Common Stock or DelawareCo Common Stock occurring after the date hereof.

               (c) No fractional share of FloridaCo Common Stock shall be issued in the Merger. In lieu thereof, any fractional share shall be rounded up to the nearest whole share of FloridaCo Common Stock.

               (d) Each share of Common Stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          1.7 Surrender of Certificates.

               (a) Exchange Agent. The Corporate Secretary of FloridaCo shall serve as exchange agent (the "Exchange Agent") in the Merger.

               (b) FloridaCo to Provide Cash and Common Stock. Promptly after the Effective Time, FloridaCo shall make available to the Exchange Agent for exchange in accordance with this Section, the shares of FloridaCo Common Stock issuable pursuant to Section 1.6(b) in exchange for all of the outstanding shares of DelawareCo Common Stock.

               (c) Exchange Procedures. On or after the Closing Date, the holders of DelawareCo Common Stock will surrender the certificates representing their DelawareCo Common Stock (the "DelawareCo Stock Certificate") to FloridaCo for cancellation together with a letter of transmittal in such form and having such provisions that FloridaCo reasonably requests. Promptly following the Effective Time, FloridaCo will issue to the such stockholders certificates for the number of shares of FloridaCo Common Stock to which such stockholders are entitled pursuant to Section 1.6.


               (d) Transfers of Ownership. If any certificate for shares of FloridaCo Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered or if any cash is to be delivered to a person other than the person whose name is on the certificate surrendered, it will be a condition to the issuance and/or delivery thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to FloridaCo or any agent designated by it any transfer or other taxes required by reason or the issuance of a certificate for shares of FloridaCo Common Stock or the delivery of any cash in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of FloridaCo or any agent designated by it that such tax has been paid or is not payable.

               (e) No Liability. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of FloridaCo Common Stock or DelawareCo Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          1.8 No Further Ownership Rights in DelawareCo Common Stock. All shares of FloridaCo Common Stock issued upon the surrender for exchange of shares of DelawareCo Common Stock in accordance with the terms hereof, and any cash paid in respect thereof, shall be deemed to be full satisfaction of all rights pertaining to such shares of DelawareCo Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of DelawareCo Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, DelawareCo Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 1.

          1.9 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of DelawareCo Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such amount, if any, as may be required pursuant to
Section 1.6; provided, however, that FloridaCo may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond or indemnity in such sum as it may reasonably direct against any claim that may be made against FloridaCo or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

          1.10 Tax Consequences. It is intended by the parties hereto that the Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. Each party has consulted with its own tax advisors with respect to the tax consequences of the Merger.

          1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of DelawareCo, the officers and directors of DelawareCo and FloridaCo are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

     2. REPRESENTATIONS AND WARRANTIES OF FLORIDACO

     FloridaCo hereby represents and warrants to DelawareCo, subject to such exceptions as are specifically disclosed in the FloridaCo Disclosure Schedule (referencing the appropriate Section and paragraph numbers) supplied by FloridaCo to DelawareCo (the "FloridaCo Disclosure Schedule") and dated as of the date hereof, as follows:

          2.1 Organization of FloridaCo. Each of FloridaCo and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and Delaware, respectively. Each has the corporate power to own its properties and to carry on its business as proposed to be conducted following the Effective Date. FloridaCo is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified could have a material adverse effect on the business, assets (including intangible assets), condition (financial or otherwise), results of operations or prospects of FloridaCo (hereinafter referred to as a "Material Adverse Effect"). DelawareCo has delivered a true and correct copy of its Articles of Incorporation and Bylaws and the Certificate of Incorporation and Bylaws of Sub, each as amended to date, to DelawareCo. Messrs. John Jones, Jasbir Dhaliwal, and Richard Stewart are all of the directors of FloridaCo. FloridaCo has two officers. Mr. John Jones holds the office of President of FloridaCo. Mr. Patrick McGrath holds the offices of Corporate Secretary and Chief Financial Officer of FloridaCo. Mr. John Jones is the sole director and officer of Sub. Neither FloridaCo nor Sub has ever has never conducted any operations.

               FloridaCo Capital Structure.

               (a) The authorized capital stock of FloridaCo consists of 50,000,000 shares of authorized Common Stock, par value $0.001 per share, of which 7,000,000 shares are issued. All outstanding shares of FloridaCo Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of FloridaCo or any agreement to which FloridaCo is a party or by which it is bound and have been issued in compliance with federal and state securities laws. FloridaCo has no other capital stock authorized, issued or outstanding.

               (b) There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which FloridaCo or any of its shareholders is a party or by which FloridaCo or any of its shareholders is bound obligating FloridaCo or any of its shareholders to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of FloridaCo or obligating FloridaCo to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to FloridaCo. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of FloridaCo.

               (c) The shares of FloridaCo Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, non-assessable.

               (d) The FloridaCo Common Stock has been duly approved for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers.

          2.2 Subsidiaries. FloridaCo does not have, and has never had, any subsidiaries or affiliated companies other than Sub and does not otherwise own, and has not otherwise owned, any shares in the capital of or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. FloridaCo owns all of the outstanding securities of Sub.

          2.3  Authority.  FloridaCo,  and Sub  have  all  requisite  power  and
authority  to  enter  into  this  Agreement  and  any  Related   Agreements  (as
hereinafter defined) to which they are a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which they are a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of FloridaCo and Sub, and no further action is required on the part of FloridaCo or Sub to authorize the Agreement, any Related Agreements to which it they are a party and the transactions contemplated hereby and thereby. This Agreement and any Related Agreements to which FloridaCo and Sub are a party have been duly executed and delivered by FloridaCo or Sub, as the case may be, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of FloridaCo or Sub, as the case may be, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors, and to rules of law governing specific performance, injunctive relief or other equitable remedies. The "Related Agreements" shall mean all such ancillary agreements required in this Agreement to be executed and delivered in connection with the transactions contemplated hereby.

          2.4 Conflict. The execution and delivery of this Agreement and any Related Agreements to which they are a party by FloridaCo and Sub do not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation and Bylaws of FloridaCo or Sub, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which FloridaCo or Sub or any of their respective properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to FloridaCo or Sub or their respective properties or assets.

          2.5 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party, including a party to any agreement with FloridaCo or Sub (so as not to trigger any Conflict), is required by or with respect to FloridaCo or Sub in connection with the execution and delivery of this Agreement and any Related
Agreements to which FloridaCo or Sub are a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws thereby, and (ii) the filing of the Merger Articles with the Secretary of State of the Delaware.

          2.6 FloridaCo Financial Statements. FloridaCo has provided DelawareCo with a copy of it's audited balance sheets as of July 22, 1998, December 31, 1997 and December 31, 1996 and the related audited statements of operations, stockholders' equity and cash flow for the periods then ended (the "Audited Financials"). The Audited Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated. The Audited Financials present fairly the financial condition, operating results and cash flows of FloridaCo as of the dates and during the periods indicated therein.

          2.7 No Undisclosed Liabilities. FloridaCo and Sub do not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP).

          2.8 No Changes. Since inception of FloridaCo, there has not been, occurred or arisen any:

               (a) transaction, commitment or obligation by FloridaCo of any kind other than the stock issuances described in paragraph (b) hereof;

               (b) issuance or sale, or contract to issue or sell, by FloridaCo of any shares of FloridaCo Common Stock, or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing, except for the issuance of 7,000,000 shares of FloridaCo Common Stock;

               (c) negotiation or agreement by FloridaCo or any officer or employees thereof to do any of the things described in the preceding clauses (a) or (b) (other than negotiations with DelawareCo and its representatives regarding the transactions contemplated by this Agreement).

          2.9 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which FloridaCo is a party or otherwise binding upon FloridaCo which has or may have the effect of prohibiting or impairing any business practice of FloridaCo or the Surviving Corporation, any acquisition of property (tangible or intangible) by FloridaCo or the Surviving Corporation or the conduct of business by FloridaCo or the Surviving Corporation.

          2.10 Agreements, Contracts and Commitments. FloridaCo is not a party to nor is it bound by any contracts, obligations or agreements or any kind. FloridaCo is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment to which FloridaCo is a party or by which it is bound (collectively a "Contract"), nor is FloridaCo aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. FloridaCo has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals as are required in connection with the Merger.

          2.11 Litigation. There is no action, suit or proceeding of any nature pending, or, to FloridaCo's knowledge, threatened, against FloridaCo, its properties or any of its officers or directors, nor, to the knowledge of
FloridaCo, is there any reasonable basis therefor. There is no investigation pending or, to FloridaCo's knowledge threatened, against FloridaCo, its properties or any of its officers or directors (nor, to the best knowledge of FloridaCo, is there any reasonable basis therefor) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of FloridaCo or any subsidiary to conduct its operations as presently or previously conducted.

          2.12 Minute Books. The minutes of FloridaCo made available to counsel for DelawareCo are the only minutes of FloridaCo and contain a reasonably accurate summary of all meetings of the Board of Directors (or committees thereof) of FloridaCo and its shareholders or actions by written consent since the time of incorporation of FloridaCo.

          2.13 Brokers' and Finders' Fees: Third Party Expenses. FloridaCo has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby.

          2.14 Compliance with Laws. FloridaCo has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

          2.15 Complete Copies of Materials. FloridaCo has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by DelawareCo or its counsel.

          2.16 Representations Complete. None of the representations or warranties made by FloridaCo or Sub (as modified by the FloridaCo Disclosure Schedule), nor any statement made in any Schedule or certificate furnished by FloridaCo or Sub pursuant to this Agreement or finished in or in connection with documents mailed or delivered to the shareholders of FloridaCo for use in soliciting their consent to this Agreement and the Merger contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     3. REPRESENTATIONS AND WARRANTIES OF DELAWARECO.

     DelawareCo represents and warrants to FloridaCo as follows:

          3.1 Organization Standing and Power. DelawareCo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. DelawareCo has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of DelawareCo to consummate the transactions contemplated hereby.

          3.2 Authority. DelawareCo has all requisite corporate power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of DelawareCo except that the Merger must be approved by the stockholders of DelawareCo. This Agreement has been duly executed and delivered by DelawareCo and constitutes, and the Related Agreements, when duly executed and delivered by DelawareCo, will constitute the valid and binding obligations of DelawareCo, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

          3.3 Capital Structure.

               (a) The authorized stock of DelawareCo consists of 1,000 shares of Common Stock, $0.01 par value, of which 100 shares are issued and outstanding. All outstanding shares of DelawareCo Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of DelawareCo or any agreement to which DelawareCo is a party or by which it is bound and have been issued in compliance with federal and state securities laws. DelawareCo has no other capital stock authorized, issued or outstanding.

               (b) There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which DelawareCo or any of its shareholders is a party or by which FloridaCo or any of its shareholders is bound obligating DelawareCo or any of its shareholders to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of DelawareCo or obligating DelawareCo to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to DelawareCo. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of DelawareCo. .

          3.4 Conflict. The execution and delivery of this Agreement and any Related Agreements to which it is a party by DelawareCo do not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation and Bylaws of DelawareCo, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which DelawareCo or any of its properties or assets are subject, or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to DelawareCo or its properties or assets.

          3.5 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party, including a party to any agreement with DelawareCo (so as not to trigger any Conflict), is required by or with respect to DelawareCo in connection with the execution and delivery of this Agreement and any Related Agreements to which DelawareCo is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws thereby, and (ii) the filing of the Merger Articles with the Secretary of State of the Delaware.

          3.6 DelawareCo Financial Statements. DelawareCo has furnished FloridaCo with a true and complete copy of its unaudited balance sheet as of April 30, 1999, (the "DelawareCo Financials"). The DelawareCo Financials present fairly the financial condition of DelawareCo as of the date indicated therein, subject, to year-end adjustments.

          3.7 Restrictions on Business Activities. Other than license and other restrictions included in agreements entered into in the ordinary course of business, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which DelawareCo is a party or otherwise binding upon DelawareCo which has or may have the effect of prohibiting or impairing any business practice of DelawareCo or the Surviving Corporation, any acquisition of property (tangible or intangible) by DelawareCo or the Surviving Corporation or the conduct of business by DelawareCo or the Surviving Corporation.

          3.8 Agreements, Contracts and Commitments. DelawareCo is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment to which DelawareCo is a party or by which it is bound (collectively a "Contract"), nor is DelawareCo aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. DelawareCo has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals as are required in connection with the Merger.

          3.9 Litigation. There is no action, suit or proceeding of any nature pending, or, to DelawareCo's knowledge, threatened, against DelawareCo, its properties or any of its officers or directors, nor, to the knowledge of DelawareCo, is there any reasonable basis therefor. There is no investigation pending or, to DelawareCo's knowledge threatened, against DelawareCo, its properties or any of its officers or directors (nor, to the best knowledge of DelawareCo, is there any reasonable basis therefor) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of DelawareCo to conduct its operations as presently or previously conducted.

          3.10 Minute Books. The minutes of DelawareCo made available to counsel for FloridaCo are the only minutes of DelawareCo and contain a reasonably accurate summary of all meetings of the Board of Directors (or committees thereof) of DelawareCo and its shareholders or actions by written consent since the time of incorporation of DelawareCo.

          3.11 Brokers' and Finders' Fees: Third Party Expenses. DelawareCo has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby.

          3.12 Compliance with Laws. DelawareCo has complied with in all material respects, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

          3.13 Complete Copies of Materials. DelawareCo has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by FloridaCo or its counsel.

          3.14 Representations Complete. None of the representations or warranties made by DelawareCo (as modified by the DelawareCo Disclosure Schedule), nor any statement made in any Schedule or certificate furnished by DelawareCo pursuant to this Agreement or finished in or in connection with documents mailed or delivered to the shareholders of DelawareCo for use in soliciting their consent to this Agreement and the Merger contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


     4. CONDUCT PRIOR TO THE EFFECTIVE TIME.

          4.1 Conduct of Business of DelawareCo. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, DelawareCo agrees that it shall not:

               (a) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities except if in connection therewith, it negotiates a proportionate adjustment in the Exchange Ratio.

               (b)  cause  or  permit  any   amendments   to  its   Articles  of
Incorporation or Bylaws; or

               (c) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1 above, or any other action that would prevent DelawareCo from performing or cause DelawareCo not to perform its covenants hereunder.

          4.2 Conduct of Business of FloridaCo. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, FloridaCo agrees that it shall not:

               (a) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities except if in connection therewith, it negotiates a proportionate adjustment in the Exchange Ratio;

               (b) enter into any contract, arrangement or obligation of any kind;

               (c)  cause  or  permit  any   amendments   to  its   Articles  of
Incorporation or Bylaws; or

               (d) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2 above, or any other action that would prevent FloridaCo from performing or cause FloridaCo not to perform its covenants hereunder.

     5. ADDITIONAL AGREEMENTS.

          5.1 Sale of Shares. The parties hereto acknowledge and agree that the shares of FloridaCo Common Stock issuable to the stockholders of DelawareCo pursuant to Section 1.6 (the "Merger Shares") shall constitute "restricted securities" within the meaning of the Securities Act. The certificates for the Merger Shares shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer of such shares.

          5.2 Stockholder Approval. DelawareCo and FloridaCo shall promptly submit this Agreement and the transactions contemplated hereby to their stockholders for approval and adoption as required by law.

          5.3 Access to Information. Each party shall afford the other and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of such party's properties, books, contracts, commitments and records and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of such party as the other may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          5.4 Confidentiality. Each party acknowledges that in the course of the performance of this Agreement, it may obtain the Confidential Information of the other party. The Receiving Party shall, at all times, both during the term of this Agreement and thereafter, keep in confidence and trust all of the Disclosing Party's Confidential Information received by it. The Receiving Party shall not use the Confidential Information of the Disclosing Party other than as expressly permitted under the terms of this Agreement or by a separate written agreement. The Receiving Party shall take all reasonable steps to prevent unauthorized disclosure or use of the Disclosing Party's Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized persons. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any person or entity other than its officers or employees (or outside legal, financial or accounting advisors) who need access to such Confidential Information in order to effect the intent of this Agreement and who have entered into confidentiality agreements with such person's employer or who are subject to ethical restrictions on disclosure which protects the Confidential Information of the Disclosing Party. The Receiving Party shall immediately give notice to the Disclosing Party of any unauthorized use or disclosure of Disclosing Party's Confidential Information. The Receiving Party agrees to assist the Disclosing Party to remedy such unauthorized use or disclosure of its Confidential Information. These obligations shall not apply to the extent that Confidential Information includes information which:

               (a) is already known to the Receiving Party at the time of disclosure, which knowledge the Receiving Party shall have the burden of proving;

               (b) is, or through no act or failure to act of the Receiving Party becomes, publicly known;

               (c) is received by the Receiving Party from a third party without restriction on disclosure (although this exception shall not apply if such third party is itself violating a confidentiality obligation by making such disclosure);

               (d) is independently developed by the Receiving Party without reference to the Confidential Information of the Disclosing Party, which independent development the Receiving Party will have the burden of proving;

               (e) is approved for release by written authorization of the Disclosing Party; or

               (f) is required to be disclosed by a Government Body to further the objectives of this Agreement or by a proper order of a court of competent jurisdiction; provided, however that the Receiving Party will use its best efforts to minimize such disclosure and will consult with and assist the Disclosing Party in obtaining a protective order prior to such disclosure.

          5.5 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

          5.6 Public Disclosure. Unless otherwise required by law, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by FloridaCo and DelawareCo prior to release, provided that such approval shall not be unreasonably withheld.

          5.7 Consents. Each party shall use its best efforts to obtain the consents, waivers and approvals as may be required in connection with the Merger so as to preserve all rights of, and benefits to, such party following the Merger.

          5.8 Reasonable Effort. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to complete and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

          5.9 Notification of Certain Matters. Each party shall give prompt notice to the other of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect any remedies available to the party receiving such notice.

          5.10 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     6. CONDITIONS TO THE MERGER.

          6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

               (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

               (b) Governmental Approval. Approvals from Governmental Entities (if any) deemed appropriate or necessary by any party to this Agreement shall have been timely obtained.

               (c) Litigation. There shall be no bona fide action, suit, claim or proceeding of any nature pending, or overtly threatened, against the FloridaCo or DelawareCo, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

               (d)  Strategic  Alliance  Agreement:   Ecommerce,  Marketing  and
Operations. The Strategic Alliance Agreement: Ecommerce, Marketing and Operations between DelawareCo and PLIC, Inc. dated February 4, 1999, will be in good standing and will not be canceled or compromised as a result of the proposed change of control of DelwareCo as a result of this Agreement.

          6.2 Additional Conditions to Obligations of DelawareCo. The obligations of DelawareCo to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by DelawareCo:

               (a) Representations, Warranties and Covenants. The representations and warranties of FloridaCo and Sub in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and each of FloridaCo and Sub shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

               (b) Claims. There shall not have occurred any claims (whether or not asserted in litigation) of any kind which may adversely affect the consummation of the transactions contemplated hereby or the business, assets (including intangible assets), financial condition or results of operations of FloridaCo or DelawareCo.

               (c) Certificate of President. DelawareCo shall have been provided with a certificate executed on behalf of FloridaCo by its President to the effect that, as of the Effective Time:

                    (i) all representations and warranties made by the FloridaCo and Sub in this Agreement are true and correct in all material respects;

                    (ii) all covenants and obligations of this Agreement to be performed by the FloridaCo and Sub on or before such date have been so performed in all material respects.

                    (iii) the conditions set forth in Section 6.1 and 6.2 have been satisfied.

          6.3 Additional Conditions to the Obligations of FloridaCo. The obligations of FloridaCo to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by FloridaCo:

               (a) Representations, Warranties and Covenants. The representations and warranties of DelawareCo in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of the Effective Time and DelawareCo shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

               (b) Claims. There shall not have occurred any claims (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or may have a material adverse effect on DelawareCo.

               (c) Third Party Consents. Any and all consents, waivers, and approvals required by DelawareCo shall have been obtained.

               (d) No Material Adverse Changes. There shall not have occurred any material adverse change in the business, assets (including intangible assets), results of operations, liabilities (contingent or accrued), financial condition or prospects of DelawareCo since the date of this Agreement.

               (e) Certificate of DelawareCo. FloridaCo shall have been provided with a certificate executed on behalf of DelawareCo by its President to the effect that, as of the Effective Time:

                    (i) all representations and warranties made by DelawareCo in this Agreement are true and correct in all material respects; and

                    (ii) all covenants and obligations of this Agreement to be performed by DelawareCo on or before such date have been so performed in all material respects.

                    (iii) the provisions set forth in Section 6.3 have been satisfied.

               (f) Officers and Directors. The officers and directors of DelawareCo, other than Mr. Richard Stewart, shall have submitted written resignations effective as of the Closing and the officers and directors of FloridaCo shall have been appointed as the officers and directors of the Surviving Corporation effective as of the Closing.

     7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

          7.1 Survival of Representations and Warranties. FloridaCo's and Sub's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate on the sixth (6) month anniversary of the Effective Time; provided, however, that the representations and warranties relating or pertaining to any Tax or Returns related to such Tax set forth in
Section 2 hereof, shall survive until the expiration of all applicable statutes of limitations, or extensions thereof, governing each Tax or Returns related to such Tax.

          7.2 Indemnity. FloridaCo agrees to indemnify and hold DelawareCo and its stockholders prior to the Effective Time (the "DelawareCo Stockholders"), and the officers, directors and affiliates of DelawareCo harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by FloridaCo, DelawareCo, the DelawareCo stockholders or the Surviving Corporation, or its officers, directors, or affiliates, directly or indirectly as a result of
(i) any inaccuracy or breach of a representation or warranty of FloridaCo or Sub contained in this Agreement, or (ii) any failure by FloridaCo or Sub to perform or comply with any covenant contained in this Agreement. The shareholders of FloridaCo shall not have any right of contribution from FloridaCo with respect to any Loss claimed after the Effective Time. Nothing herein shall limit the liability of FloridaCo or Sub for any breach of any representation, warranty or covenant if the Merger does not close.

          7.315 Indemnity Claims. In the event of any Loss, FloridaCo or the DelawareCo Representative, as hereinafter defined, shall deliver to the Shareholder Representative a certificate signed by any officer of FloridaCo or the DelawareCo Representative (an "Officer's Certificate"): (A) stating that FloridaCo has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related. In the event such claim is not contested by the Shareholder Representative, FloridaCo shall promptly issue to the DelawareCo Stockholders, in proportion to the number of shares of DelawareCo Common Stock held by each immediately prior to the Effective Time, new shares of FloridaCo Common Stock with an aggregate value equal to such Losses. For the purposes of determining the number of shares of FloridaCo Common Stock to be delivered as indemnity pursuant to this Section 7, the shares of FloridaCo Common Stock shall be valued at US$ 1.00 per share.

          7.4 Objections to Claims. For a period of thirty (30) days after delivery of an Officer's Certificate to the Shareholder Representative, FloridaCo shall make no delivery to the DelawareCo Stockholders of any new FloridaCo Common Stock unless FloridaCo shall have received written authorization from the Shareholder Representative to make such delivery. After the expiration of such thirty (30) day period, FloridaCo shall make delivery of shares of FloridaCo Common Stock in accordance with Section 7.3 hereof, provided, however, that no such delivery may be made if the Shareholder Representative shall object in a detailed written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to FloridaCo prior to the expiration of such thirty (30) day period.

          7.5 Resolution of Conflicts; Arbitration.

               (a) In case the Shareholder Representative shall object in writing to any claim or claims made in any Officer's Certificate within thirty
(30) days after delivery of such Officer's Certificate, the Shareholder Representative and the DelawareCo Representative shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder Representative and the DelawareCo Representative should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

               (b)  If no  such  agreement  can  be  reached  after  good  faith negotiation, either the Shareholder Representative or the DelawareCo Representative may demand arbitration of the matter unless the amount of the damage or Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to the DelawareCo Representative and the Shareholder Representative. In the event that within forty-five (45) days after submission of any dispute to arbitration, the DelawareCo Representative and the Shareholder Representative cannot mutually agree on one arbitrator the DelawareCo Representative and the Shareholder Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

               (c) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in Bellevue, Washington, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

          7.6 Third-Party Claims. In the event the DelawareCo Representative becomes aware of a third-party claim which FloridaCo believes may result in a Claim, the DelawareCo Representative shall notify the Shareholder Representative of such claim, and the Shareholder Representative shall be entitled, at its expense, to participate in, but not to determine or conduct, the defense of such claim. FloridaCo shall have the right in its sole discretion to conduct the defense of and settle any such claim; provided, however, that except with the consent of the Shareholder Representative, no settlement of any such claim with third-party claimants shall be determinative of the number of shares issuable pursuant to Section 7.3. In the event that the Shareholder Representative has consented to any such settlement, the shareholders of FloridaCo shall have no power or authority to object to the amount of any claim by the DelawareCo Stockholders with respect to such settlement.

          7.7 Shareholder Representative.

               (a) In the event that the Merger is approved, effective upon such vote, and without further act of any shareholder of FloridaCo, John Jones shall be appointed as agent and attorney-in-fact (the "Shareholder Representative") for each such shareholder, for and on behalf of shareholders, to give and receive notices and communications, to authorize delivery to the DelawareCo Stockholders of shares of FloridaCo Common Stock in satisfaction of Claims, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of the foregoing. Such agency may be changed by the shareholders of FloridaCo prior to the Effective Time (the "FloridaCo Shareholders") from time to time upon not less than thirty (30) days prior written notice to FloridaCo; provided, however, that the Shareholder Representative may not be removed unless holders of a two-thirds interest of the FloridaCo Shareholders agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Shareholder Representative may be filled by approval of the holders of a majority in interest of the FloridaCo Shareholders. No bond shall be required of the Shareholder Representative, and the Shareholder Representative shall not receive compensation for his or her services. Notices or communications to or from the Shareholder Representative shall constitute notice to or from each of the FloridaCo Shareholders.

               (b) A decision, act, consent or instruction of the Shareholder Representative shall be final, binding and conclusive upon each of the FloridaCo Shareholders, and FloridaCo may rely upon any such decision, act, consent or instruction of the Shareholder Representative.

          7.8 DelawareCo Representative.

               (a) In the event that the Merger is approved, effective upon such vote, and without further act of any shareholder of DelawareCo, Gary Becker shall be designated as the representative of the holders of DelawareCo Common Stock outstanding prior to the Effective Time (the "DelawareCo Representative"). The DelawareCo Representative shall be appointed as agent and attorney-in-fact for each such stockholder, for and on behalf of stockholders, to give and receive notices and communications, to approve any resolution of any matter with respect to any Losses, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the DelawareCo Representative for the accomplishment of the foregoing. Such agency may be changed by the DelawareCo Stockholders from time to time upon not less than thirty (30) days prior written notice to the Shareholder Representative and FloridaCo; provided, however, that the DelawareCo Representative may not be removed unless holders of a two-thirds interest of the DelawareCo Stockholders agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Stockholder Representative may be filled by approval of the holders of a majority in interest of the DelawareCo Stockholders. No bond shall be required of the DelawareCo Representative, and the DelawareCo Representative shall not receive compensation for his or her services. Notices or communications to or from the DelawareCo Representative shall constitute notice to or from each of the DelawareCo Stockholders.

               (b) A decision, act, consent or instruction of the DelawareCo Representative shall be final, binding and conclusive upon each of the DelawareCo Stockholders, and FloridaCo and may rely upon any such decision, act, consent or instruction of the DelawareCo Representative.

               (c) Without limiting the authority of the DelawareCo Representative as granted above, the holders of a majority of the shares held by the DelawareCo Stockholders shall have the right, on behalf of all of the DelawareCo Stockholders, to amend or waive any rights of the DelawareCo Stockholders under this Section 7.

     8. TERMINATION, AMENDMENT AND WAIVER.

          8.1 Termination. Except as provided in Section 8.2, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

               (a) by mutual consent of DelawareCo and FloridaCo;

               (b) by FloridaCo or DelawareCo if (i) the Effective Time has not occurred by May 20, 1999; (ii) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

               (c) by either party if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit FloridaCo' ownership or operation of any portion of the business of DelawareCo or (ii) compel FloridaCo or DelawareCo to dispose of or hold separate all or a portion of the business or assets of DelawareCo or FloridaCo as a result of the Merger;

               (d) by DelawareCo if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of FloridaCo or Sub and such breach has not been cured within ten (10) calendar days after written notice to FloridaCo; provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured;

               (e) by FloridaCo if neither it nor Sub is in material breach of their respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of DelawareCo and such breach has not been cured within ten (10) calendar days after written notice to DelawareCo; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

          8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of FloridaCo or DelawareCo, or their respective officers, directors or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; provided further that, the provisions of Sections 5.4, 5.5 and 5.6, Section 9 and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement.

          8.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

          8.4 Extension; Waiver. At any time prior to the Effective Time, FloridaCo and DelawareCo may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     9. GENERAL PROVISIONS.

          9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however, that notices sent by mail will not be deemed given until received:

               (a) if to FloridaCo to:

                   Venture Law Corporation
                   688 West Hastings Street, Suite 618
                   Vancouver, BC, V6B 1P1
                   Attention: Alixe B. Cormick
                   Telephone No.: (604) 659-9188
                   Facsimile No.: (604) 659-9178

               (b) if to DelawareCo or the DelawareCo Representative, to:

                   Shopping Sherlock, Inc.
                   (A Delaware Corporation)
                   5837 Pleasure Point Lane
                   Bellevue, Washington  98006
                   Telephone No.:(206) 232-8395
                   Facsimile No.: (206) 232-3203
                   with a copy to:

                   The Law Offices of John Feldsted, Esquire
                   1875 Century Park East, Suite 800
                   Los Angeles, California 90067
                   Attention: John Feldsted, Esq.
                   Telephone No: (310) 557-2750
                   Facsimile No.: (310) 557-2758


          9.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

          9.4 Entire Agreement; Assignment. This Agreement, the Exhibits hereto and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral among the parties with respect to the subject matter hereof, (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise.

          9.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          9.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

          9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     IN WITNESS WHEREOF, the Parties are deemed to have executed this Agreement as of the Effective Date.



SHOPPING SHERLOCK, INC.                 SHOPPING SHERLOCK, INC.
(a Delaware corporation)                (a Florida corporation)



"Gary Becker"                           "John Jones"

--------------------------------        ---------------------------------------
By: Gary Becker                         By: John Jones



                                        SHOPPING ACQUISITION CORP.
                                        (a Delaware corporation)


                                        "John Jones"


                                        ---------------------------------------
                                        By: John Jones